CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Dover Downs Entertainment, Inc.:


We consent to the use of our report inluded herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.







/s/ KPMG PEAT MARWICK LLP
- -------------------------------
KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
September 12, 1996